UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2011

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	99-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Suite 101, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 on Form 8-K/A ("Amendment") is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by Shutterfly, Inc. ("Shutterfly"), on April 25, 2011 (the "April Form  8-K"). This Amendment provides the audited historical financial statements of the business acquired as required by Item 9.01(a) and the unaudited pro forma financial information required by Item 9.01(b), which financial statements and information were not included in the April Form 8-K. No other modification to the April Form 8-K is being made by this Amendment.

Shutterfly reported under Item 2.01 of the April Form 8-K that on April 25, 2011 it completed its previously announced acquisition of Tiny Prints, Inc. (“Tiny Prints”). The acquisition was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), entered into as of March 21, 2011 by and among Shutterfly, Horsley Acquisition Sub I, Inc., a wholly owned subsidiary of Shutterfly (“Merger Sub”), Horsley Acquisition Sub II, LLC, a wholly owned subsidiary of Shutterfly (“Sister Sub”), Tiny Prints and a stockholder representative. Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Tiny Prints (the “Initial Merger”), with Tiny Prints surviving as the transitory surviving corporation, immediately after which Tiny Prints merged with and into Sister Sub (the “Subsequent Merger”), with Sister Sub surviving. The Initial Merger, together with the Subsequent Merger, is collectively referred to herein as the “Merger.”

Pursuant to the terms of the Merger Agreement, all of the outstanding shares of capital stock of Tiny Prints, together with vested and unvested Tiny Prints equity awards, were acquired by Shutterfly for aggregate consideration comprised of (1) approximately $146.5 million in cash, and approximately 4.0 million shares of Shutterfly common stock issuable in exchange for shares of Tiny Prints capital stock and (2) Shutterfly equity awards for approximately 1.4 million shares of common stock in exchange for vested and unvested Tiny Prints’ equity awards assumed by Shutterfly, in each case pursuant and subject to the terms of the Merger Agreement. The aggregate 5.4 million shares of Shutterfly common stock issuable pursuant to the Merger Agreement represent approximately 18.5% of Shutterfly’s outstanding common stock as of March 30, 2011. Approximately 9% of the aggregate value of the consideration payable or issuable in the Merger was placed in escrow at closing for twelve months to secure claims for indemnification.

The total preliminary purchase price transferred to effect the acquisition is as follows (in thousands except per share amounts):

Cash consideration	$146,545
Fair value of common stock issued	219,315
Fair value of vested stock awards assumed	41,766
Fair value of total consideration transferred	$407,626

In connection with the assumption of Tiny Prints’ equity awards, Shutterfly valued the vested and unvested awards using the Black-Scholes valuation model.  The fair value of the vested awards approximated $41.8 million, which is included as a component of the total purchase price.  The fair value of the unvested awards approximated $25.8 million, and will be recognized as stock-based compensation expense over the remaining weighted average vesting period of approximately two years.  In addition, Shutterfly determined that $2.9 million of incremental fair value was associated with vested awards at the acquisition date, and has recognized this additional amount in its post-combination financial statements.

Shutterfly now expects that its total stock-based compensation expense for the quarter ending June 30, 2011 and the fiscal year ending December 31, 2011, will approximate $12.2 million and $36.8 million, respectively.

The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Shutterfly's Current Report on Form 8-K, filed on March 21, 2011, and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The required audited financial statements of Tiny Prints for the years ended December 31, 2010, 2009 and 2008 are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b)	Pro Forma Financial Information

The required pro forma financial information for the year ended December 31, 2010 is attached hereto as Exhibit 99.2 and is incorporated in its entirety herein by reference.

(d)	Exhibits

The following exhibits are furnished as part of this Amendment.

Exhibit No.	Exhibit Description
23.01	Consent of Independent Auditors.
99.01	Audited financial statements of Tiny Prints, Inc. as of and for the years ended December 31, 2010, 2009, and 2008 and Report of Independent Auditors therein.
99.02	Unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Mark J. Rubash Mark J. Rubash Senior Vice President & Chief Financial Officer
Date:  May 4, 2011

EXHIBIT INDEX

Exhibit No.	Exhibit Description
23.01	Consent of Independent Auditors.
99.01	Audited financial statements of Tiny Prints, Inc. as of and for the years ended December 31, 2010, 2009, and 2008 and Report of Independent Auditors therein.
99.02	Unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2010.